David Greenberg             EXECUTION  COPY
                                 Joan Greenberg
                                 Herb Greenberg



                                                          February 13, 1995


      Paul Sutton
      c/o: Barry Ross, Esq.
      Hollenberg, Levin, Solomon, Ross & Belsky
      585 Stewart Avenue
      Garden City, NY 11530


           Re:  Rocky Mount Undergarment Co. Inc.
                Option and Right of First Refusal


      Dear Paul:

      1.   Introduction.
          Each of us, David Greenberg ("David"), Joan Greenberg ("Joan"), and Herb Greenberg ("Herb") is an officer and director of Rocky Mount Undergarment Co. Inc. ("Rocky Mount" or the "Company") David, Joan and Herb are sometimes referred to herein as "We". For reasons relating in part to David's recent disability, We have decided to resign as officers and directors of the Company, provided (i) that new management could be found for the Company, and further provided (ii) that such new management was capable of providing to the Company certain financial assistance and assurances.
          Accordingly, at our direction and with our concurrence, the Company has recently entered into an agreement with Paul Sutton ("You") selling to You a majority of the outstanding and issued shares of the Company's Common Stock in exchange for cash and certain assurances of financial support to the Company.

    2.   Unconditional Option to Purchase Pledged Stock.
          Each of us is the owner, beneficially and of record, of those shares of the common stock of the Company listed on Schedule A annexed hereto (the "Pledged Stock"). We hereby grant to you an option (the "Option") to purchase all or any portion of the Pledged Stock, other than that which is previously sold by us, or any of us, in accordance with this Agreement. Your option shall be exercisable at a price of One Dollar and Fifty-Cents ($1.50) per share (the "Strike Price"). The Strike Price shall be adjusted on account of any stock dividend, stock split or similar recapitalization. The Option may be exercised at any time during the period commencing as of the date hereof and ending on March 31, 1996 ("Option End Date").
          To exercise the Option, you are required to give us written notice prior to the Option End Date by certified mail to us, at c/o: D. David Cohen, Esq., Expressway Plaza Two, Roslyn Heights, NY 11577 or such other address as we shall provide you in writing stating the number of shares proposed to be purchased. If less than all of the Pledged Stock is to be purchased, the transaction shall be allocated proportionately among us, in relation to the number of shares of Pledged Stock then held by each of us. In the event You shall exercise your option hereunder, You shall close on the purchase of such Pledged Stock on or before the thirtieth (30th) day following such notice (the "Closing Date"), at Mr. Cohen's offices, at which time you shall tender to us, in federal funds or by certified or bank cashier's check, the aggregate Strike Price for all of the Pledged Stock which You have elected to purchase.
          In the event You fail to give us notice prior to the Option End Date, as hereinbefore defined, or, in the event You give us such notice, but fail to close on or before 5:00 P.M. on the thirtieth (30th) day following any such notice, this Option shall terminate and be of no further force and effect.
      3.  Right of First Refusal with respect to any Private Sales.
          We hereby further grant to You a Right of First Refusal (the "Right of First Refusal") to purchase any shares of the Pledged Stock which we intend to sell in any bona fide private transaction at any time prior to the second annual anniversary of the making of this Agreement (the "Second Anniversary"). For purposes hereof, a "private transaction" shall mean a sale to any one or limited number of purchasers, without a public offering of such securities through the facilities of any securities exchange or system of interdealer quotations.
          In the event we receive a bona fide offer of private sale (the "Offer") prior to the Second Anniversary, which we intend to accept, We shall give You notice thereof with a copy of any written offer, at your address set forth above, or such other address as you shall provide to us in writing. Such notice shall set forth all the material facts concerning any such proposed sale, including the aggregate proposed purchase price, the number of shares proposed to be sold, and the aggregate proposed purchase price.

          Your Right of First Refusal shall be deemed sufficiently exercised if you give us written notice of the election to purchase the shares subject to the offer by 5:00 P.M. on the tenth (10th) business day following your receipt of any notice of the offer, and provided further you have paid for such shares by 5:00 P.M. on the thirtieth (30th) business day following your acceptance of any such offer. The price for such shares shall be the same price as set forth in the Offer, payable in, the same manner and with equivalent security as that set forth in the Offer. If You do not notify us of your election to purchase and fail to close within the period specified in the Offer, or if You decline to purchase the shares, the Right of First Refusal shall be terminated as to the shares covered by such Offer, but shall continue as to any other shares of the Pledged Stock which remain owned by us or any of us.

     4. Right of Refusal with respect to any Public Sale.
          We hereby further grant to You and a market-maker of your choosing (the "Market Maker") an unconditional Right of First Refusal to purchase any shares of the Pledged Stock which we intend to sell in a public transaction at any time prior to the Second Anniversary, and a conditional right to purchase any such shares at any time thereafter. A public sale shall mean any open market sale or other transaction which is not a private transaction, as defined above.

          In the event We, or any of us, intend to initiate a public sale of any portion of the Pledged Stock, We shall give you and the Market Maker notice thereof at your address set forth above, or such other address or addresses as you and the Market Maker shall provide to us in writing. Such notice shall set forth the number of shares proposed to be sold in public transactions and the currently prevailing market price in respect of the shares. Currently prevailing market price shall mean as to the Shares the average of the "bid" and "ask" prices quoted on the NASDAQ Bulletin Board over the ten (10) trading days preceding such notice.

          Your Right of First Refusal shall be deemed sufficiently exercised if You or the Market Maker give us written notice of your election to purchase the shares at the prevailing market price by 5:00 P.M. of the tenth (10th) business day following your receipt of any such notice, and You or the Market Maker, as the case may be, has paid for such shares by 5:00 P.M. on the thirtieth (30th) business day following your acceptance of any such offer. If neither You nor the Market Maker notifies us of your election to purchase or if you fail to close within the period specified, or if You decline to purchase the shares, the Right of First Refusal shall be terminated as to the shares covered by such notice, provided the same are sold in open market transactions within the following ninety (90) days, but shall continue as to any other shares of the Pledged Stock which remain owned by us or any of us.

          Notwithstanding anything else herein contained, after the Second Anniversary and before the Fifth Anniversary:

          (a) We may sell up to an aggregate of Fifty Thousand (50,000) shares during each three (3) calendar months in any public sale, without the same being subjected to any Rights of First Refusal in favor of You or the Market Maker; and

          (b) We may remove the Pledged Stock from the Escrow provided for hereinafter and hypothecate all or any of the Pledged Stock with a commercial lender, in which event the shares so hypothecated shall not be subject to the restrictions herein contained with respect to any subsequent sale or transfer of the Pledged Stock.

    5. Legend on Pledged Shares.
          The Greenbergs agree that the certificates representing the Pledged Stock shall be imprinted with a legend which states:

          The shares represented by this certificate are subject to certain option and first refusal rights in favor of Paul Sutton. A copy of the Agreement of Option and Right of First Refusal is on file with the Company. Unless the agreement has been complied with, any purchaser of the shares shall take them subject to the rights in favor of Mr. Sutton in accordance with said Agreement.

    6. Injunctive Relief.
          The parties agree that you shall have the right to enforce this Agreement by way of injunctive relief in aid of arbitration to prevent, temporarily, pendente lite and/or permanently, any sale of the shares of Pledged Stock, or any acquisition of the shares of Pledged Stock by any party seeking or threatening to seek ownership rights, whether or not such third party is claiming to act with or without the assistance of the Greenbergs, or involuntarily over the objections of the Greenbergs, unless there has been compliance with the terms and condition of this Agreement. Without limitation as to any of the foregoing rights, You shall further have the right to acquire any Shares of Pledged Stock which may come into the possession, custody or control of any third party involuntarily enforcing alleged rights against the Greenbergs, or any of them, by promptly tendering to such third party One Hundred and Five Percent (105%) of any funds paid by such third party to gain possession, custody or control of the Pledged Stock.

      7. Early Termination
          In the event the Company is purchased, merged into or otherwise acquired, the Option and Rights of First Refusal provided for herein shall terminate as to the Pledged Stock, and shall not apply to any securities or other consideration received by us in exchange for the Pledged Stock.

     8. Ownership of Common Stock Subject to this Agreement.
          We hereby warrant and represent to you that we are the beneficial owners of all shares of Common Stock registered in our names or the names of the nominees for our benefit respectively as set forth in Schedule A hereof, and we are not the beneficial owners of any other Common Stock of the Company.

     9. Consideration for option and Right of First Refusal.
          In consideration of the Option and Right of First Refusal, You have agreed:

          (a) To facilitate the acquisition by the Company from the Greenberg partnership which owns the Searington property in North Carolina leased to the Company. The Searington improved property shall be deeded to the Company, subject only to the existing mortgage debt, currently in default, of approximately Three Hundred Sixty Thousand ($360,000) Dollars, including interest and penalties to date, in exchange for One Dollar ($1.00) and your contractual promise to cause the Company to pay to Searington Realty, the partnership, or its successors in interest, as their interests appear, one-half of the excess, if any, of the value of the Searington property above such mortgage debt as it exists on the date of transfer of the property to the Company. The value of the Searington property shall be determined on the earlier of (i) any bona fide sale thereof prior to March 1, 1998, or (ii) in the absence of any such sale, an appraisal as of March 1, 1998 from an independent real estate brokerage firm (MAI qualified) selected by Rocky Mount and the Greenbergs jointly, and based in North Carolina. You shall indemnify and hold the owners of Searington property harmless with respect to the Mortgage debt applicable to the Searington property.

          (b) To personally guarantee that, if the Company shall be in default in its obligations to make payments due to David, Joan and Herb under certain "Non-Competition" agreements of even date herewith. Your personal obligation shall be limited to the payments due to each of such persons for the period March 1, 1995 through August 31, 1996.

          (c) For a period of five (5) years hereafter, not to sell any of your shares in the Company other than by public sale in the open market, to the extent permitted, without first offering to us the right to participate in any such transaction on the same terms and conditions as may be applicable to You, and to vote your shares of Rocky Mount in favor of the election of at least one (i) person selected by the Greenbergs, subject to reasonable approval of Sutton, to the Board of Directors of the Company.

          The foregoing consideration shall be deemed to be of the essence with respect to this transaction. If You shall fail or refuse to provide such consideration, the Option and Rights of First Refusal provided for herein shall terminate, in addition to any other rights and remedies which We may have.

     10. Attorneys' Fees and Costs of Collection.
          In the event that either party defaults in any of its undertakings hereunder, the parties hereto agree that in addition to any other remedies which the successful party may have, such party shall be entitled to recover its reasonable attorneys fee resulting from any such default, well as the costs of collection to collect any amounts due to such party by reason of the defaulting party's default.

     11. Pledge of Securities and Proxy.
          We shall deposit the Pledged Stock with the Company's counsel, Blodnick Abramowitz and Blodnick, as escrow agent ("Escrow Agent"), to hold as security for our performance hereunder, and under a certain Inducement Agreement between the Greenbergs and Sutton, together with a continuing irrevocable proxy in your favor to vote the Pledged Stock, other than that which has been sold, until the sooner of the Fifth Annual Anniversary of this Agreement, or any earlier termination of this Agreement.

   12. Arbitration.
          Any disputes arising under this Agreement shall be resolved by arbitration under the rules of the American Arbitration Association, and judgment on any award rendered may be entered in any court having competent jurisdiction. The place of arbitration shall be the office of the American Arbitration Association in or nearest to Roslyn Heights, New York.

   13. Governing Law.
          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          Kindly acknowledge your Agreement herewith by signing a copy hereof.


                                           Yours very truly,

                                           /s/    DAVID GREENBERG
                                           ----------------------------------
                                                  David Greenberg



                                           /s/      JOAN GREENBERG
                                           ----------------------------------
                                                    Joan Greenberg



                                           /s/      HERB GREENBERG
                                           ----------------------------------
                                                    Herb Greenberg


Accepted and Agreed this
14th day of January 1995

By: /s/  PAUL SUTTON
   --------------------------
         Paul Sutton

Agreed to as to Paragraph 9

BLODNICK ABRAMOWITZ & BLODNICK

By:___________________________
         As Escrow Agent


Agreed as to paragraph 9(a)
Searington Realty, a partnership

By:___________________________
      General Partner

                STOCK OWNERSHIP - DAVID, JOAN AND HERB GREENBERG

DAVID GREENBERG

           CERT. NO.              NO. OF SHARES                          ISSUANCE DATE
           --------               -------------                          -------------
            2365                    100,000                                 2/21/85
            2369                    100,000                                 2/21/85
            3895                      1,000                                 10/2/85
            3895                      1,000                                 10/2/85
            3896                      1,000                                 10/2/85
            3897                      1,000                                 10/2/85
            3898                      1,000                                 10/2/85
            3899                      1,000                                 10/2/85
            3900                      1,000                                 10/2/85
            3901                      1,000                                 10/2/85
            3902                      1,000                                 10/2/85
            3903                      1,000                                 10/2/85
            3904                      1,000                                 10/2/85
            3905                      1,000                                 10/2/85
            3906                      1,000                                 10/2/85
            3907                      1,000                                 10/2/85
            3908                      1,000                                 10/2/85
            3909                      1,000                                 10/2/85
            3910                      1,000                                 10/2/85
            3911                      1,000                                 10/2/85
            3913                      1,000                                 10/2/85
            3915                      5,000                                 10/2/85
            3917                      5,000                                 10/2/85
            3918                      5,000                                 10/2/85
            3919                      5,000                                 10/2/85
            3920                      5,000                                 10/2/85
            3921                      5,000                                 10/2/85
            3922                     10,000                                 10/2/85
            3923                     10,000                                 10/2/85
            3924                     10,000                                 10/2/85
            3925                     10,000                                 10/2/85
            3926                     10,000                                 10/2/85
            3927                     10,000                                 10/2/85
            3928                     10,000                                 10/2/85
            3929                     10,000                                 10/2/85
            3930                     10,000                                 10/2/85
            3931                     10,000                                 10/2/85
            3932                     10,000                                 10/2/85
            3933                     10,000                                 10/2/85
            3934                     10,000                                 10/2/85
            3935                     10,000                                 10/2/85
            3936                     10,000                                 10/2/85
            3937                     10,000                                 10/2/85
            3938                     10,000                                 10/2/85
            3940                     10,000                                 10/2/85
            3941                     10,000                                 10/2/85


     STOCK OWNERSHIP - DAVID, JOAN AND HERB GREENBERG

     DAVID GREENBERG (Cont,d.)

     CERT. NO.               NO. OF SHARES                      ISSUANCE DATE
     --------                ------------                       -------------
     4116                      11,478                            11/18/85
     9862                         200                            11/25/92


     N/A                       42,300                          IN SMITH BARNEY
                                                               SHEARSON IRA
                                                               ACOUNT

                              --------
     TOTAL                    497,978


     JOAN GREENBERG

     CERT. NO.               NO. OF SHARES                      ISSUANCE DATE
     --------                ------------                       -------------
     TO BE ISSUED              14,704                           PURCHASED FROM
                                                                BERT W. GREEN


     N/A                          800                           IN PAINE WEBBER
                                                                IRA ACCOUNT



     N/A                        5,000                            IN BEAR,
                                                                 STEARNS ACCOUNT

                               -------
     TOTAL                     20,504


     HERB GREENBERG

     CERT. NO.               NO. OF SHARES                      ISSUANCE DATE
     --------                ------------                       -------------
     TO BE SUPPLEMENTED       288,948                          DISCLOSED IN
                                                                PROXY STMT.

                              -------
     9997                     495,000                            3/  /94


     TOTAL                    783,948




     ROMO MANAGEMENT GROUP, INC.


     CERT. NO.               NO. OF SHARES                      ISSUANCE DATE
     --------                ------------                       -------------
     N/A                      326,600                           HEID IN PAINE,
                                                                WEBBER ACCOUNT

     SEARINGTON REALTY

     CERT. NO.               NO. OF SHARES                      ISSUANCE DATE
     --------                ------------                       -------------

  TO BE SUPPLEMENTED           2,950                            TO BE
                                                                SUPPLEMENTED


GRAND TOTAL HELD BY DAVID, JOAN, HERB GREENBERG AND AFFILIATES:


                                l,631,980 SHARES










                                   3